ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI GLOBAL EQUITY & CONVERTIBLE INCOME FUND

POWER OF ATTORNEY

We, the undersigned Trustees of the above-named trusts (each, a “Trust” and, collectively, the “Trusts”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Brian S. Shlissel, Lawrence G. Altadonna, Wayne Miao and David C. Sullivan, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of the Trusts on Form N-14, all Pre-Effective Amendments to any such Registration Statement of the Trusts, any and all subsequent Post-Effective Amendments to such Registration Statement, and any and all supplements or other instruments in connection therewith and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Deborah A. DeCotis Deborah A. DeCotis	Trustee	October 4, 2013

/s/ Bradford K. Gallagher Bradford K. Gallagher	Trustee	October 4, 2013

/s/ James A. Jacobson James A. Jacobson	Trustee	October 4, 2013

/s/ Hans W. Kertess Hans W. Kertess	Trustee	October 4, 2013

/s/ John C. Maney John C. Maney	Trustee	October 4, 2013

/s/ William B. Ogden, IV William B. Ogden, IV	Trustee	October 4, 2013

/s/ Alan Rappaport Alan Rappaport	Trustee	October 4, 2013